               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               MINERALS TECHNOLOGIES INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                                      Minerals Technologies Inc.
                                                      The Chrysler Building
                                                      405 Lexington Avenue
                                                      New York, NY 10174-1901

                                                      --------------------------

                                                      PAUL R. SAUERACKER
                                                      Chairman, President and
                                                      Chief Executive Officer

     [MINERALS TECH LOGO]

                                                                  March 31, 2003

Dear Fellow Stockholder:

    You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Minerals Technologies Inc., which will be held on Thursday, May 22, 2003, at 2:00 p.m., in the J. P. Morgan Chase & Co. Building, 11th floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017.

    At this year's meeting, you will be asked to consider and to vote upon the election of four directors, including myself. Your Board of Directors unanimously recommends that you vote FOR the nominees.

    You will also be asked to ratify the appointment of KPMG LLP as our independent auditors for the 2003 fiscal year. The Board continues to be pleased with the services KPMG LLP has rendered to Minerals Technologies, and unanimously recommends that you vote FOR this proposal.

    The two items upon which you will be asked to vote are discussed more fully in the Proxy Statement. I urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

    Your vote is important! Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your representation and vote are very important and you should vote your shares. Therefore, I urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. All shareholders of record, and many street name holders, may also vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. You may, of course, attend the Annual Meeting and vote in person, even if you have previously submitted a proxy.

                                                      Sincerely,

                                                      Paul R. Saueracker

                                                      Paul R. Saueracker
                                                      Chairman, President and
                                                      Chief Executive Officer

    This Proxy Statement is printed on paper containing precipitated calcium carbonate (PCC) produced by Minerals Technologies Inc.

                           MINERALS TECHNOLOGIES INC.
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10174-1901
                          ---------------------------
                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          ---------------------------

                                  MAY 22, 2003

    The Annual Meeting of Stockholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Thursday, May 22, 2003, at 2:00 p.m., in the J. P. Morgan Chase & Co. Building, 11th Floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017, to consider and take action on the following items:

        (1) the election of four directors;

        (2) a proposal to ratify the appointment of KPMG LLP as independent auditors of Minerals Technologies for the 2003 fiscal year; and

        (3) any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.

    Stockholders of record as of the close of business on March 24, 2003, are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          S. Garrett Gray

                                          S. Garrett Gray
                                          Secretary

New York, New York
March 31, 2003

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY. WE ASK YOU TO MARK YOUR CHOICES, SIGN, DATE AND RETURN THE PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ALTERNATIVELY, ALL SHAREHOLDERS OF RECORD, AND MANY STREET NAME HOLDERS, CAN VOTE BY INTERNET, OR BY TOUCHTONE TELEPHONE FROM THE UNITED STATES AND CANADA, USING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU RETURN A SIGNED PROXY WITHOUT MARKING IT, IT WILL BE VOTED IN ACCORDANCE WITH MANAGEMENT'S RECOMMENDATIONS. BY PROMPTLY SUBMITTING A PROXY, YOU WILL AID US IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                           MINERALS TECHNOLOGIES INC.
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10174-1901

                                 MARCH 31, 2003

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

    Minerals Technologies Inc. is sending this Proxy Statement and form of proxy to its stockholders on or about March 31, 2003 in connection with its Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 22, 2003, at 2:00 p.m., in the J. P. Morgan Chase & Co. Building, 11th Floor,
Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017. The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.

    At the Annual Meeting, stockholders will vote on two questions: the election of directors, and ratification of the appointment of auditors. The Board unanimously recommends that you vote FOR each of the nominees for director, Kristina M. Johnson, Michael F. Pasquale, John T. Reid and Paul R. Saueracker, and FOR ratification of the appointment of KPMG LLP to continue as our auditors.

    Holders of record of common stock of Minerals Technologies at the close of business on the Record Date, March 24, 2003, are entitled to vote at the meeting. As of January 31, 2003, T. Rowe Price Associates, Inc. owned 8.0%, Reich & Tang Asset Management LLC owned 5.6%, State Street Bank and Trust Company owned 5.5%, and Wellington Management Company, LLP owned 5.3%, of our common stock. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of our common stock.

    If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting.

                        ITEM 1 -- ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Kristina M. Johnson, Michael F. Pasquale, John T. Reid and Paul R. Saueracker, who are now directors of Minerals Technologies, to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2006.

    The Board expects that the nominees will be available for election. If one or more nominees should become unavailable, your proxy would be voted for a nominee or nominees who would be designated by the Board, unless the Board reduces the number of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF KRISTINA M. JOHNSON, MICHAEL F. PASQUALE, JOHN T. REID AND PAUL R. SAUERACKER.


NAME AND AGE AS OF THE                               POSITION, PRINCIPAL OCCUPATION,
MAY 22, 2003 MEETING DATE                         BUSINESS EXPERIENCE AND DIRECTORSHIPS
--------------------------             -----------------------------------------------------------
                         NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2006

Kristina M. Johnson........   46       Dean of the Edmund T. Pratt, Jr. School of Engineering at
                                       Duke University since 1999. Member of the Board from 1995
                                       to 2002, and co-founder, of ColorLink Inc., a manufacturer
     [Photo]                           of components for color projection television. Co-founder
                                       of KAJ, LLC, a patent and intellectual property licensing
                                       company. Director and a member of the Audit Committee of
                                       Dycom Industries, Inc., a provider of specialty contracting services to telecommunications providers, since
                                       November 2001. Professor of Electrical and Computer
                                       Engineering at the University of Colorado from 1985 to
                                       1999. Director of Minerals Technologies Inc. since 2000.
                                       Member of the Audit Committee of Minerals Technologies Inc.


Michael F. Pasquale........   56       Business consultant since December 2000. Executive Vice
                                       President and Chief Operating Officer of Hershey Foods
                                       Corporation from February 2000 to December 2000. Prior to
     [Photo]                           holding this position, Mr. Pasquale was Senior Vice
                                       President, Confectionery and Grocery of Hershey from 1999
                                       to February 2000, President of Hershey Chocolate North
                                       America from 1995 to 1998, President of Hershey Chocolate
                                       USA from 1994 to 1995, and Senior Vice President and Chief
                                       Financial Officer of Hershey Foods Corporation from 1988 to
                                       1994. Member of the Board of Trustees of the American
                                       Management Association and the Board of Directors of Cold
                                       Fusion Foods, Inc. Director of Minerals Technologies Inc.
                                       since 1992. Chair of the Audit Committee of Minerals
                                       Technologies Inc.


John T. Reid...............   63       Adjunct Professor, Stern Business School, New York
                                       University since 2001. CEO of CityQuicker, a website
                                       providing information for expatriate executives and their
       [Photo]                         families, from 2000 to 2001. Chief Technology Officer of
                                       Colgate-Palmolive Company, a global manufacturer of
                                       consumer products, from 1997 to 2000. Member of the Board
                                       of Directors, and of the Executive Committee and the Audit
                                       Committee, of Center for Global Development since 2001.
                                       Member of the Board of Directors of Citizens' Committee for
                                       Children since 2002. Director of Minerals Technologies Inc.
                                       since February 2003.


Paul R. Saueracker.........   61       Chairman of the Board of Minerals Technologies Inc. since
                                       October 2001. Chief Executive Officer of Minerals
                                       Technologies Inc. since December 31, 2000. President of
    [Photo]                            Minerals Technologies Inc. since August 2000. Senior Vice
                                       President from 1999 to 2000. Vice President from 1994 to
                                       1999. President and Chief Executive Officer of Specialty
                                       Minerals Inc. from 1994 to 2002. Member of the Board of
                                       Trustees of the Institute of Paper Science and Technology,
                                       Atlanta, Georgia. Member of the Board of Directors of the
                                       National Association of Manufacturers. Director of Miner-
                                       als Technologies Inc. since 2000. Chair of the Executive
                                       Committee of Minerals Technologies Inc.


NAME AND AGE AS OF THE                               POSITION, PRINCIPAL OCCUPATION,
MAY 22, 2003 MEETING DATE                         BUSINESS EXPERIENCE AND DIRECTORSHIPS
-------------------------              -----------------------------------------------------------
                               DIRECTORS WHOSE TERMS EXPIRE IN 2005

Duane R. Dunham............   61       Retired in January 2002 as President and Chief Operating
                                       Officer of Bethlehem Steel Corporation. Mr. Dunham served
                                       as Chairman and Chief Executive Officer of Bethlehem Steel
      [Photo]                          from April 2000 to September 2001. Prior to that time he
                                       was President and Chief Operating Officer from 1999 to
                                       April 2000 and President of the Sparrows Point division
                                       from 1993 to 1999. Director of Bethlehem Steel Corporation from 1999 to 2001. Director of Minerals Technologies Inc.
                                       since October 2002. Member of the Audit Committee of
                                       Minerals Technologies Inc.


Steven J. Golub............   57       Managing Director since 1986 in the investment banking firm of Lazard Freres & Co. LLC. Director of Minerals
                                       Technologies Inc. since 1993. Member of the Audit Committee
      [Photo]                          of Minerals Technologies Inc.


Jean-Paul Valles...........   66       Chairman of the Board of Minerals Technologies Inc. from
                                       1989 to October 2001, and Chairman Emeritus of the Board
                                       since October 2001. Chief Executive Officer of Minerals
      [Photo]                          Technologies Inc. from 1992 to December 31, 2000. Member of the Board of Directors of Pfizer Inc. Member of the Board
                                       of Overseers of the Stern School of Business. Director of
                                       Minerals Technologies Inc. since 1989. Member of the
                                       Executive Committee of Minerals Technologies Inc.




NAME AND AGE AS OF THE                               POSITION, PRINCIPAL OCCUPATION,
MAY 22, 2003 MEETING DATE                         BUSINESS EXPERIENCE AND DIRECTORSHIPS
-------------------------              -----------------------------------------------------------
                               DIRECTORS WHOSE TERMS EXPIRE IN 2004

John B. Curcio.............   68       Retired Chairman of the Board and Chief Executive Officer,
                                       Mack Trucks, Inc. Vice Chairman and a Director of Harvard
                                       Industries Inc., a manufacturer of automotive accessories,
     [Photo]                           from 1985 to 1993. Member of the Boards of Directors of
                                       Bethlehem Steel Corporation and Integrated Component
                                       Systems, Inc., and Director and Vice Chairman of the Board
                                       of Dallas Mavis Specialized Carrier Co. and of Jupiter
                                       Logistics de Mexico, S.A. de C.V. Director of Minerals
                                       Technologies Inc. since 1992. Chair of the Compensation and
                                       Nominating Committee and a member of the Executive
                                       Committee of Minerals Technologies Inc.


Paul M. Meister............   50       Vice Chairman of the Board since 1998 of Fisher Scientific
                                       International Inc., a provider of scientific products and
                                       services. Senior Vice President and Chief Financial Officer
    [Photo]                            of Fisher from 1994 to 1998. Member of the Boards of
                                       Directors of The General Chemical Group, Inc., GenTek Inc.,
                                       and M & F Worldwide Corp. Director of Minerals Technologies
                                       Inc. since 1997. Member of the Compensation and Nominating
                                       Committee of Minerals Technologies Inc.


William C. Steere, Jr. ....   66       Retired Chairman of the Board and Chief Executive Officer
                                       of Pfizer Inc, an international health care company, and a member of its Board of Directors since 1987. Member of the
     [Photo]                           Boards of Directors of Dow Jones Inc. and Metropolitan Life
                                       Insurance Company. Director of New York University Medical
                                       Center, a Trustee of the New York Botanical Garden and a
                                       member of the Board of Overseers of Memorial
                                       Sloan-Kettering Cancer Center. Director of Minerals
                                       Technologies Inc. since 1992. Member of the Executive
                                       Committee and of the Compensation and Nominating Committee
                                       of Minerals Technologies Inc.

                BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

    The Board of Directors met eight times in 2002. Each of the directors, with the exception of Mr. Steere, attended 75 percent or more of the meetings of the Board and committees on which he or she served in 2002.

THE COMPENSATION AND NOMINATING COMMITTEE

    The Compensation and Nominating Committee consists of Mr. Curcio (Chair), Mr. Meister and Mr. Steere, who are not employees of Minerals Technologies. The Compensation and Nominating Committee met six times in 2002.

    The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Compensation and Nominating Committee.

    The primary functions of the Compensation and Nominating Committee are:

  To participate in the development of our compensation and benefits policies;

  To establish, and from time to time vary, the salaries and other compensation of our employee-directors and other elected officers;

  To participate in top-level management succession planning; and

  To bring forward the names of suitable candidates for election to the Board.

THE AUDIT COMMITTEE

    The Audit Committee consists of Mr. Pasquale (Chair), Mr. Dunham, Mr. Golub and Dr. Johnson, who are not employees of Minerals Technologies. The Board of Directors has determined that each of the members of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the Securities and Exchange Commission. The Board has also determined that Mr. Pasquale, Chair of the Audit Committee, has 'financial expertise' for purposes of the rules of the New York Stock Exchange.

    The Audit Committee met eight times in 2002.

    The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee. The full text of the Charter of the Audit Committee appears as Appendix 1 to this Proxy Statement.

    The primary duties of the Audit Committee are:

  To assist the Board in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company's independent auditor; and (iv) the performance of the Company's internal audit function and independent auditor; and

  To prepare the report of the Committee that the rules of the Securities and Exchange Commission require be included in the Company's annual Proxy Statement.

    In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of Minerals Technologies.

DIRECTOR COMPENSATION

Fees

    Each of the directors, other than directors who are officers or employees of Minerals Technologies, receives an annual retainer fee of $10,000 for serving as a director, $1,000 for serving as a member of a committee of the Board, and an additional $1,000 if serving as a committee chair. Non-employee directors also receive a fee of $2,000 for each meeting of the Board they attend and $500 for each committee meeting they attend. Directors also receive compensation under the plans described below.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors

    Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of Minerals Technologies have the right to defer their fees. At each director's election, his or her deferred fees will be credited to his or her account either as dollars or as units which have the economic value of one share of Minerals Technologies stock. Dollar balances in a director's account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Minerals Technologies Inc. Savings and Investment Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock as of the last business day prior to the date on which the fees would otherwise be paid.

    Each non-employee director is credited with 500 units upon first joining the Board and with an additional 500 units each year as of the date of the Annual Meeting of Stockholders, plus 65 units each year for serving as a member of a committee of the Board and an additional 15 units for serving as chair of a committee. In addition, each member receives 15 units for attending any committee meeting and an additional 10 units for serving as chair of a committee meeting.

    The units in a director's account are increased by the value of any dividends on our common stock. In the case of cash dividends, the units are increased by a number calculated by multiplying the cash dividend per share times the number of units in the director's account on the related dividend record date and dividing the result by the closing market price of the common stock on the day prior to the dividend payment date. In the case of stock dividends, the units would be increased by a number calculated by multiplying the stock dividend per share times the number of units in the director's account on the related dividend record date.

    At the time of the director's termination of service on the Board, the amount held in his or her account is payable in cash only. Based on the director's prior choice to accumulate dollars or units as described above, the director receives either (i) the amount of his or her deferred fees plus accrued interest, or (ii) an amount determined by multiplying the number of units in his or her account by the closing market price of the common stock on the last business day prior to the date of payment. Payments are made in a lump sum or in installments, at the election of the director.

Stock Award and Incentive Plan

    Directors are eligible under the Minerals Technologies Stock Award and Incentive Plan to receive options to purchase common stock, at the same time and on the same basis as across-the-board options are granted to Minerals Technologies' U.S.-based employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Steere, who is a director of Minerals Technologies, is a director and former Chairman and Chief Executive Officer of Pfizer Inc. Dr. Valles, who is a director and former Chairman and Chief Executive Officer of Minerals Technologies, is a member of the Board of Directors of Pfizer Inc. During 2002, Pfizer Inc. made a series of purchases of precipitated calcium carbonate from Minerals Technologies totaling approximately $1.7 million. These transactions were entered into by Minerals Technologies pursuant to arm's-length negotiations in the ordinary course of business and on terms that we believe to be fair.

    Mr. Golub, a director of Minerals Technologies, is Managing Director of Lazard Freres & Co. LLC. Minerals Technologies has engaged Lazard Freres to provide investment banking services from time to time with respect to a variety of financial matters. In addition, Lazard Freres acts as our broker in connection with our ongoing program of repurchases of a portion of our outstanding common stock. To obtain this business, Lazard Freres, in an arm's-length transaction, agreed to meet a competitive bid structured as a fixed commission on each share repurchased.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                     AND MANAGEMENT AS OF JANUARY 31, 2003

                                                                        AMOUNT AND
                                                                        NATURE OF     PERCENT   NUMBER OF
              TITLE OF                      NAME AND ADDRESS OF         BENEFICIAL      OF        UNITS
                CLASS                       BENEFICIAL OWNER(a)        OWNERSHIP(b)    CLASS    OWNED(c)
                -----                       -------------------        ------------    -----    --------
Common...............................  T. Rowe Price Associates, Inc.   1,610,600(d)    8.0%      --
                                         100 E. Pratt Street
                                         Baltimore, MD 21202
                                       Reich & Tang Asset Management    1,132,000(e)    5.6%      --
                                         LLC
                                         600 Fifth Avenue
                                         New York, NY 10020
                                       State Street Bank and Trust      1,113,028(f)    5.5%      --
                                         Company
                                         225 Franklin Street
                                         Boston, MA 02110
                                       Wellington Management            1,061,900(g)    5.3%
                                         Company, LLP
                                         75 State Street
                                         Boston, MA 02109

                                       P. R. Saueracker                   194,996(h)    1.0%      6,414

                                       J. A. Sorel                         49,434(i)    *         1,679

                                       H. R. Crabtree                      67,503(j)    *         2,587

                                       S. G. Gray                          83,482(k)    *         1,462

                                       K. L. Massimine                     26,932(l)    *           431

                                       N. M. Bardach                        5,442(m)    *           786

                                       A. Dulski                           50,060(n)    *         3,968

                                       J. B. Curcio                         2,133(o)    *         4,711

                                       D. R. Dunham                        --           *           500

                                       S. J. Golub                          3,294(p)    *         8,870

                                       K. M. Johnson                           53(q)    *         2,133

                                       P. M. Meister                        1,203(r)    *         7,607

                                       M. F. Pasquale                       2,007(s)    *         4,251

                                       W. C. Steere, Jr.                    1,610(t)    *        10,809

                                       J.-P. Valles                       589,713(u)    2.9%      2,521

---------

 (a) The address of each director and officer is c/o Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901.

 (b) Sole voting and investment power, except as otherwise indicated.

 (c) 'Units,' which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Saueracker, Sorel, Crabtree, Gray and Massimine under the Nonfunded Deferred Compensation and Supplemental Savings Plan; and to Messrs. Curcio, Dunham, Golub, Meister, Pasquale, Steere, Dr. Johnson and Dr. Valles under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (see 'Board of Directors, Committees and Compensation -- Director Compensation' above).

 (d) Based on a statement on Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission on behalf of T. Rowe Price Associates, Inc., a registered investment adviser, with respect to beneficial ownership interests as of such date. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ('Price Associates') serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price
                                              (footnotes continued on next page)

(footnotes continued from previous page)
    Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(e) Based on a statement on Schedule 13G dated February 6, 2003 filed with the Securities and Exchange Commission on behalf of Reich & Tang Asset Management LLC, a registered investment adviser, with respect to beneficial ownership interests as of such date.

(f) Based on a statement on Schedule 13G dated February 10, 2003 filed with the Securities and Exchange Commission on behalf of State Street Bank and Trust Company, a bank, with respect to beneficial ownership interests as of such date.

(g) Based on a statement on Schedule 13G dated February 14, 2003, filed with the Securities and Exchange Commission on behalf of Wellington Management Company, LLP, a registered investment adviser and the parent holding company of Wellington Trust Company, NA, a bank, with respect to beneficial ownership interests as of December 31, 2002. The address of both the foregoing entities is 75 State Street, Boston, MA 02109.

(h) 175,592 of these shares are subject to options which are exercisable currently or within 60 days.

(i) 46,513 of these shares are subject to options which are exercisable currently or within 60 days.

(j) 57,735 of these shares are subject to options which are exercisable currently or within 60 days.

(k) 210 of these shares are held in the name of family members, and Mr. Gray disclaims any beneficial interest in those shares. 67,552 of these shares are subject to options which are exercisable currently or within 60 days.

(l) 25,115 of these shares are subject to options which are exercisable currently or within 60 days.

(m) 4,677 of these shares are subject to options which are exercisable currently or within 60 days.

(n) 45,443 of these shares are subject to options which are exercisable currently or within 60 days.

(o) 233 of these shares are subject to options which are exercisable currently or within 60 days.

(p) 194 of these shares are subject to options which are exercisable currently or within 60 days.

(q) 53 of these shares are subject to options which are exercisable currently or within 60 days.

(r) 203 of these shares are subject to options which are exercisable currently or within 60 days.

(s) 207 of these shares are subject to options which are exercisable currently or within 60 days.

(t) 210 of these shares are subject to options which are exercisable currently or within 60 days.

(u) 99,900 of these shares are held by Dr. Valles and his wife as joint tenants, and Dr. Valles has shared investment and voting power with respect to those shares. 489,713 of these shares are subject to options which are exercisable currently or within 60 days.

 *  Less than 1%.

    As a group, our directors and officers (21 individuals) own 1,166,219 shares of common stock (including 994,326 shares subject to options which are exercisable currently or within 60 days), representing approximately 5.5% of the common stock, and 60,058 units.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    This table shows the cash and other compensation paid or accrued for services to Minerals Technologies and its subsidiaries by the Chairman, President and Chief Executive Officer; for the four other most highly compensated executive officers who held such positions as of the end of 2002; and for two additional individuals who were executive officers during 2002 (the 'named executive officers'), for the three fiscal years ended December 31, 2002.

                                                                      LONG-TERM            ALL OTHER
                                                                     COMPENSATION      COMPENSATION($)(a)
                                                  ANNUAL          ------------------   ------------------
                                               COMPENSATION           SECURITIES
                                           --------------------   UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   (NUMBER OF SHARES)
---------------------------         ----   ---------   --------   ------------------
Paul R. Saueracker(b).............  2002    546,154    200,063           1,649               32,040
  Chairman, President               2001    495,766    253,125          20,000               23,094
  and Chief Executive Officer       2000    318,121     81,569          50,000               17,930

John A. Sorel(c)..................  2002    262,692     77,115             684               14,535
  Senior Vice President, Finance,   2001    234,569     99,652          10,000                9,583
  Chief Financial Officer and
  Treasurer

Howard R. Crabtree(d).............  2002    273,077     56,018             902               14,333
  Senior Vice President,            2001    248,120     84,375          10,000               12,637
  Technology and Logistics          2000    236,586     66,381               0               13,928

S. Garrett Gray...................  2002    257,385     62,565             908               13,681
  Vice President, General Counsel   2001    249,764     84,375          10,000               12,714
  and Secretary                     2000    243,255     68,080               0               14,285

Kenneth L. Massimine(e)...........  2002    236,923     71,784             581               12,983
  Senior Vice President,            2001    198,039     86,280          10,000                8,137
  Paper PCC

Neil M. Bardach(f)................  2002    275,000     66,688             995               14,713
  Vice President -- Finance and     2001    274,609     92,813           7,952               13,942
  Chief Financial Officer           2000    264,159     73,930               0               15,512

Anton Dulski(g)...................  2002    398,846    116,400           1,328               22,212
  Executive Vice President          2001    383,434    155,925          15,000               18,600
                                    2000    296,695     81,569          35,000               17,320

---------

 (a) The amounts shown in this column as part of 2002 compensation for Messrs. Saueracker, Sorel, Crabtree, Gray, Massimine, Bardach and Dulski represent amounts contributed on their behalf to the Savings and Investment Plan and the Non-Funded Deferred Compensation and Supplemental Savings Plan.

 (b) Mr. Saueracker became President of Minerals Technologies Inc. effective August 24, 2000; Chief Executive Officer effective December 31, 2000; and Chairman of the Board effective October 18, 2001.

 (c) Mr. Sorel became Senior Vice President, Chief Financial Officer and Treasurer effective November 20, 2002. Prior to that he had been Senior Vice President, Corporate Development and Finance, since December 2001, and Senior Vice President and Managing Director, PCC since January 2001.

 (d) Mr. Crabtree became Senior Vice President, Technology and Logistics on November 20, 2002. Prior to that he had been Senior Vice President, MINTEQ since December 12, 2001, and Vice President -- Organization and Human Resources since 1996.

 (e) Mr. Massimine became Senior Vice President, Paper PCC on December 12, 2001. Prior to that he had been Vice President and Managing Director, Processed Minerals since 1999.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (f) Mr. Bardach served as Vice President -- Finance, Chief Financial Officer and Treasurer until December 1, 2002.

 (g) Mr. Dulski became Executive Vice President of Minerals Technologies Inc. effective August 24, 2000, and served as Chief Operating Officer from October 26, 2000 to December 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

    This table provides information on options granted to the named executive officers on January 24, 2002. The last two columns of the table show the potential realizable value of the options in each of two hypothetical cases. The first case assumes that the price of the stock increases at a rate of five per cent per year over the term of the options, which would result in a price of approximately $75.95 per share in 2012 and an increase in aggregate shareholder value of approximately $592 million. The second case assumes that the price of the stock increases at a rate of ten per cent per year over the term of the options, which would result in a price of approximately $120.93 per share in 2012 and an increase in aggregate shareholder value of approximately $1,500 million. The actual market value of the stock at any future date may or may not correspond to any of these hypothetical cases.

                                                                                              POTENTIAL
                                                                                              REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                             STOCK PRICE
                                                                                           APPRECIATION FOR
                                   INDIVIDUAL GRANTS                                         OPTION TERM
----------------------------------------------------------------------------------------   ----------------
                             NUMBER OF
                             SECURITIES
                             UNDERLYING     % OF TOTAL
                            OPTIONS/SARS   OPTIONS/SARS
                              GRANTED       GRANTED TO    EXERCISE OR
                             (NUMBER OF    EMPLOYEES IN   BASE PRICE
                             SHARES)(a)    FISCAL YEAR     ($/SHARE)    EXPIRATION DATE    5%($)    10%($)
                             ----------    -----------     ---------    ---------------    -----    ------
P. R. Saueracker..........     1,649           0.6%         46.625      January 24, 2012   48,352   122,534
J. A. Sorel...............       684           0.2%         46.625      January 24, 2012   20,056    50,827
H. R. Crabtree............       902           0.3%         46.625      January 24, 2012   26,449    67,026
S. G. Gray................       908           0.3%         46.625      January 24, 2012   26,625    67,472
K. L. Massimine...........       581           0.2%         46.625      January 24, 2012   17,036    43,173
N. M. Bardach.............       995           0.3%         46.625      January 24, 2012   29,176    73,937
A. Dulski.................     1,328           0.5%         46.625      January 24, 2012   38,940    98,681

---------

 (a) One-third of the total number of options granted vests on each of the first, second and third anniversaries of the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table shows the value realized by each of the indicated officers upon exercise of options during 2002, measured using the price of our common stock on the day of exercise, and the value of the options held by each named executive officer at year-end, measured using the average of the high and low trading prices ($43.355) of our common stock on December 31, 2002.

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                       SHARES ACQUIRED                 OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS
                         ON EXERCISE                       (NUMBER OF SHARES)           AT FISCAL YEAR-END($)
                         (NUMBER OF         VALUE      ---------------------------   ---------------------------
                           SHARES)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           -------       -----------   -----------   -------------   -----------   -------------
P. R. Saueracker.....       24,750          598,190      178,375        14,982        1,025,393       113,730
J. A. Sorel..........       15,000          448,503       46,952         7,350          358,339        56,861
H. R. Crabtree.......       24,199          541,981       54,101         7,568          222,559        56,861
S. G. Gray...........       45,862        1,117,803       63,916         7,574          347,326        56,861
K. L. Massimine......        2,970           84,188       21,588         7,247          125,779        56,861
N. M. Bardach........       67,690          566,870          737         8,210            6,287        61,544
A. Dulski............      106,547        1,421,324       40,000        11,328           42,650        85,300

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    The following table gives information concerning the participation of the named executive officers in a long-term compensation plan adopted by the Company in 2002. Under this plan, the named executive officers and certain other executives were awarded the right to earn units which are equal in value to the price of our common stock, except that the value of a unit may not be greater than 125%, and may not be less than 75%, of the price of our common stock at the beginning of the performance measurement period. Actual payouts of these units, if any, will be in cash, and will be determined by a non-discretionary formula which measures our performance over a three-year period using performance goals that were determined by the Compensation and Nominating Committee and approved by the Board. The formula is based on two performance criteria: a target return on equity percentage over the three-year period, and total shareholder return (including reinvestment of dividends) over the period relative to the S&P Midcap 400 Materials Index. If our performance in both measures is below the threshold level set forth in the plan, then no units will be earned. To the extent the Company's performance on either or both measures exceeds the threshold performance level, a varying amount of units up to the maximum will be earned. The plan is also discussed in the Report of the Compensation and Nominating Committee below.

                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                                NON-STOCK PRICE-BASED PLANS (1)
                                                                               ----------------------------------
                        NUMBER     PERFORMANCE PERIOD (OR OTHER PERIOD UNTIL      THRESHOLD      TARGET   MAXIMUM
        NAME           OF SHARES            MATURATION OR PAYMENT)                 (2)(#)         (#)       (#)
        ----           ---------            ----------------------                 ------         ---       ---
P. R. Saueracker.....     --         January 1, 2002 - December 31, 2004            2,500        5,000     7,500
J. A. Sorel..........     --         January 1, 2002 - December 31, 2004            1,625        3,250     4,875
H. R. Crabtree.......     --         January 1, 2002 - December 31, 2004            1,625        3,250     4,875
S. G. Gray...........     --         January 1, 2002 - December 31, 2004            1,375        2,750     4,125
K. L. Massimine......     --         January 1, 2002 - December 31, 2004            1,625        3,250     4,875
N. M. Bardach........     --                                                       --             --        --
A. Dulski............     --                                                       --             --        --

---------

(1) The actual number of units that will be paid out at the end of the performance period, if any, cannot be determined because the units earned by the named executive officers will be based partly upon the Company's future return on equity and partly upon its future performance compared to the future performance of the S&P Midcap 400 Materials Index.

(2) If the Company's performance in both measures is below the established threshold performance levels, then no units will be earned. To the extent the Company's performance on either or both measures exceeds the threshold performance level, a varying amount of units up to the maximum will be earned.

             REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE ON
                             EXECUTIVE COMPENSATION

    The following report of the Compensation and Nominating Committee of the Board sets forth the Committee's policies applicable to the executive officers of Minerals Technologies.

        This report is provided by the Compensation and Nominating Committee of the Board of Directors. The members of the Compensation and Nominating Committee, whose names follow this report, are independent outside directors who are not employees of Minerals Technologies, and none serves as a member of the compensation committee of any company that has an executive officer who also serves as a director of Minerals Technologies.

        In 2002, the Compensation and Nominating Committee adhered to its policy that compensation programs should reward the achievement of the short-term and long-term goals and objectives of Minerals Technologies, and that compensation should be related to the value created for its stockholders. The Committee sets high performance targets and rewards their achievement with total cash compensation that is above the average and heavily weighted towards short term incentives based on Company performance, but within the range of compensation of similarly placed executives in manufacturing firms of comparable size. Consistent with this policy, each elected corporate officer's annual compensation is determined by reviewing the previous year's compensation and, if appropriate, applying a market and performance driven adjustment, and an incentive payment opportunity, determined as stated below in this report.

                                    BASE PAY

        Each employee of Minerals Technologies receives an annual performance rating. The performance rating of the Chairman, President and Chief Executive Officer is assigned by the Compensation and Nominating Committee and approved by the Board. The performance ratings of the other elected corporate officers, including those named in the Summary Compensation Table appearing in this proxy statement (the 'principal executives'), are assigned by the Chairman, President and Chief Executive Officer and reviewed by the Compensation and Nominating Committee.

        Based on Minerals Technologies' performance, general business outlook and industry compensation trends, management each year sets a guideline corporate-wide average percentage compensation adjustment for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee's performance rating and current compensation level within the range established for the employee's position. The adjustment may range from no increase to up to twice the corporate-wide average adjustment referred to above, depending upon individual performance.

                          SHORT-TERM INCENTIVE PAYMENT

        The Committee has continued the format of the executive compensation program for 2002 under which a large portion of an executive's total compensation is placed at risk dependent on the annual performance of the Company, and a lesser portion of compensation is dependent on the achievement of longer-term goals. Short-term incentive payments are expressed as a percentage of base compensation. Depending upon the extent to which the company's performance during the year meets targets established by the Board early in the year, a bonus payment ranging from 0% (for performance of less than 85% of targets) up to 150% of base compensation (for performance greater than 120%) is available to the Chief Executive Officer. The bonus payments can range from 0% up to 120% of base compensation for other principal executives. These payments, which are made in the following year, are shown as the Bonus for each principal executive in the year to which they are attributable in the Summary Compensation Table included in this proxy statement. This incentive program is intended to more closely link the principal executives' pay to the growth of the company and the value created for stockholders in the preceding year. For 2002, this was measured by net income growth as compared to target, on a corporate and divisional basis. At the beginning of each year, the Board establishes a target for these factors and sets up a scoring system to measure at year-end the extent to which the targets are met. At year-end, a formula is applied to the scores to determine the level of the incentive payment to be received by the principal executive. The Compensation and Nominating Committee then considers whether there are other factors that should also be taken into consideration in establishing the overall level of compensation of each principal executive. It will, for example, take into consideration actions that have been taken by management to benefit shareholders in the longer term that may have a negative impact on the factors and annual targets established. During 2002, Minerals Technologies did not fully achieve its targets on a corporate basis, but did exceed target in certain divisions. This resulted in incentive payments that were below established targets. The formula produced a payment of $200,063 for Mr. Saueracker, and the Compensation and Nominating Committee agreed that he should receive that amount as his 2002 incentive payment, to be paid in 2003.

                              LONG-TERM INCENTIVE

        The long-term incentive plan, first introduced in 2001, allows for the grant of performance units vesting at the end of three years according to the achievement of pre-established goals. For the first three-year period (2001 through 2003) the goals are based 70% on cumulative earnings per share targets and 30% on the total shareholder return compared to the S&P Midcap 400 Materials Index at the end of the period. For the second three-year period (2002 through 2004) the goals are based 70% on return on equity targets and 30% on total shareholder return compared to the S&P Midcap 400 Materials Index at the end of the period. No performance units vest if the achievement against both goals is less than 80%. Between 80-120% performance on either goal, units vest ratably between 50-150% of the target number. Performance units are equal to the price of MTI stock except that they cannot exceed 125% of the price at the beginning of the period and they cannot be less than 75% of that price. For the first three-year plan, the Board approved 5,000 target performance units for Mr. Saueracker, for which he will be eligible at the end of 2003. Mr. Saueracker's target range of units is from 2,500 to 7,500 depending upon the company's performance against the pre-established goals. For the second three-year plan, the Board has again approved 5,000 target performance units for which he will be eligible at the end of 2004. The target range of units is from 2,500 to 7,500 depending upon the company's performance against the pre-established goals.

                                  STOCK AWARDS

        The Compensation and Nominating Committee grants options to purchase Minerals Technologies common stock to the principal executives on a regular basis. In addition, special grants may be made to reflect extraordinary achievements or in connection with important promotions. In addition to making grants to key executives, Minerals Technologies believes that, where practical and economical, all employees should have the opportunity to participate in the future growth of the firm through equity participation.

        In 2003 the Committee approved a deferred, restricted stock award to Mr. Massimine in the amount of 255 shares. The shares vest three years from the date of award.

                    DISCRETIONARY AUTHORITY OF THE COMMITTEE

        The Compensation and Nominating Committee believes that the application of the procedures described above will generally result in fair and adequate compensation to each principal executive. However, the Compensation and Nominating Committee also believes that no arbitrary formula is an adequate substitute for individual judgments in all cases, particularly in determining the value of a principal executive's contribution to the success of the company. Therefore, the Compensation and Nominating Committee may from time to time use its discretion in deviating from the above procedures (including, possibly, modifying the factors discussed above or varying their weighting) to set compensation levels for the principal executives and others that best serve the interests of the company and its stockholders.

                      INTERNAL REVENUE CODE SECTION 162(M)

        Internal Revenue Code Section 162(m) and regulations thereunder, which limit the deductibility of certain executive compensation in excess of $1,000,000, did not result in any disallowance of a deduction for compensation payments made by Minerals Technologies for the 2002 fiscal year. However, the Compensation and Nominating Committee has determined that, in order to retain the discretion referred to in the previous paragraph, it reserves the right to make compensation payments that in part may not qualify for a tax deduction because of the limitations of Internal Revenue Code Section 162(m).

                                          John B. Curcio, Chair
                                          Paul M. Meister
                                          William C. Steere, Jr.

COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Nominating Committee is composed of Mr. Curcio (Chair), Mr. Meister and Mr. Steere. None of the members of the Committee is or has ever been an officer or employee of Minerals Technologies or any of its subsidiaries. During 2002 no executive officer of Minerals Technologies served as a director or a member of the compensation committee of another entity, any of whose executive officers served as a member of the Compensation and Nominating Committee. In addition, no executive officer of Minerals Technologies served as a member of the compensation committee of another entity, any of whose executive officers served as a director of Minerals Technologies.

PERFORMANCE GRAPH

    This line graph compares Minerals Technologies' cumulative total stockholder return with the S&P 500 Index, as a performance indicator for the overall stock market, and the S&P Midcap 400 Materials Index, a published industry index.

    The starting point for the comparison is a hypothetical investment of $100 in our common stock and in each of the indexes at the close of the last trading day of 1997. The ending point is the close of the last trading day of 2002, at which time the price of our common stock was $43.15.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
 MINERALS TECHNOLOGIES INC., S&P 500 INDEX, AND S&P MIDCAP 400 MATERIALS INDEX

                               [PERFORMANCE GRAPH]

                                    DECEMBER   DECEMBER   DECEMBER   DECEMBER   DECEMBER   DECEMBER
                                      1997       1998       1999       2000       2001       2002
  MTI                               $100.0     $ 90.30    $ 88.56    $ 75.76     $103.61     $96.06
  S&P 500                           $100.0     $128.58    $155.64    $141.46     $124.65     $97.10
  S&P Midcap 400 Materials          $100.0     $ 88.41    $ 79.81    $ 76.32     $ 86.08     $74.23

           EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

    In March 2001, Minerals Technologies entered into employment agreements with the following individuals for the indicated terms and for not less than the annual base salaries indicated: Mr. Saueracker, 24 months, $500,000; Mr. Sorel, 18 months, $235,000; Mr. Crabtree, 18 months, $250,000; Mr. Gray, 18 months, $250,000; Mr. Massimine, 18 months, $200,000; Mr. Bardach, 18 months, $275,000;
and Mr. Dulski, 24 months, $385,000. The term of each of these agreements is extended on the first day of each month for an additional month, unless either the employee or the employer gives the other written notice that the agreement should not be further extended. Each of the named executive officers may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation and Nominating Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees.

    Under the agreements, each named executive officer has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for 'cause' as defined in the agreements.

SEVERANCE AGREEMENTS

    Minerals Technologies has entered into severance agreements with certain of its executive officers, including each of the named executive officers. The agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then existing term. These agreements are intended to provide for continuity of management in the event of a change in control of Minerals Technologies.

    If, following a change in control, the executive is terminated by Minerals Technologies for any reason, other than for disability, death, retirement or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive's base amount (as defined in the agreements). The severance payment generally will be made in a lump sum. For a period of up to two years following a termination that entitles an executive to severance payments, Minerals Technologies will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverages would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code.

    The agreements also provide that upon the occurrence of certain stated events that constitute a 'potential change in control' of Minerals Technologies, the executive agrees not to voluntarily terminate his employment with Minerals Technologies for a six-month period.

    Under the severance agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a 'change in control' in accordance with the Securities Exchange Act of 1934; (ii) any person acquires 15% of our voting securities; (iii) a majority of our directors are replaced during a two-year period; or (iv) our stockholders approve a merger, liquidation or sale of assets.

STOCK OPTION PLAN

    The Stock Award and Incentive Plan provides that all non-vested stock options granted under the plan may, at the discretion of the Compensation and Nominating Committee, be made immediately exercisable upon the employee's retirement or upon a change in control of Minerals Technologies (as defined in the plan).

RETIREMENT PLANS

    Each of the named executive officers is entitled to benefits under the defined benefit pension plans which we maintain. The Retirement Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Internal Revenue Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such tax limits. Benefits under the Retirement Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to the greater of (i) 1.4% of a participant's career earnings or (ii) 1.75% of a participant's career earnings less 1.5% of primary Social Security benefits, multiplied by years of service up to 35 years. For purposes of this formula, a participant's 'career earnings' are based on the average earnings for the five highest consecutive calendar years prior to January 1, 1998, and on actual earnings for periods after December 31, 1997.

    Under the Retirement Plan and the Nonfunded Supplemental Retirement Plan, each of the named executive officers would be entitled to the following annual benefits after retirement: Mr. Saueracker, $181,696; Mr. Sorel, $120,561;
Mr. Crabtree, $139,477; Mr. Gray, $95,386; Mr. Massimine, $78,756; Mr. Bardach, $11,809; and Mr. Dulski, $118,968. This assumes that (i) payments will be made in the form of a 50% joint and survivor annuity; (ii) employment will be continued until normal retirement at age 65 (in the case of Mr. Bardach, until September 30, 2003, and in the case of Mr. Dulski, until December 31, 2003); and
(iii) creditable compensation will continue at 2002 levels until retirement.

GRANTOR TRUST

    In order to secure the benefits accrued under the Nonfunded Supplemental Retirement Plan and the Nonfunded Deferred Compensation and Supplemental Savings Plan (an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Internal Revenue Code imposes on benefits under our Savings and Investment Plan), Minerals Technologies has entered into an agreement establishing a grantor trust within the meaning of the Internal Revenue Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans; upon the occurrence of certain events defined as constituting a 'Change of Control'; and in certain other circumstances.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of our records and of copies furnished to us of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, we believe that all reports required to be filed by our directors, officers and greater than 10% shareholders were timely filed, except that following the elimination of a de minimis exception to the rules under the Act, one report was filed late on behalf of each of the directors.

                         ITEM 2 -- APPROVAL OF AUDITORS

    The Audit Committee of the Board has appointed KPMG LLP to serve as our independent auditors for the current fiscal year, subject to the approval of the stockholders. KPMG LLP and its predecessors have audited the financial records of the businesses that compose Minerals Technologies for many years. We consider the firm well qualified.

    We expect that representatives of KPMG LLP will be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR.

                         REPORT OF THE AUDIT COMMITTEE

    The following report sets forth certain steps taken by the Audit Committee in connection with the audited financial statements of Minerals Technologies Inc. for the year 2002.

        This report is provided by the Audit Committee of the Board of Directors. The Committee is composed of Mr. Pasquale (chair), Mr. Dunham, Mr. Golub and Dr. Johnson. The Board of Directors has determined that each of the members of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange as well as being independent under the rules of the Securities and Exchange Commission. The Board has also determined that Mr. Pasquale, Chair of the Audit Committee, has 'financial expertise' for purposes of the rules of the New York Stock Exchange.

        KPMG LLP audited the annual financial statements of Minerals Technologies Inc. for the years 2002 and 2001, and also reviewed the financial statements included in the quarterly reports on Form 10-Q filed during 2002 and 2001. The aggregate fees billed by KPMG LLP for professional services rendered in performing this work, and for all other services rendered by KPMG LLP during 2002 and 2001, are shown in the following table.

                                                2002        2001
                                                ----        ----
     Audit Fees............................  $1,138,000   $906,000
     Audit Related Fees....................      71,000     38,000
     Tax Fees..............................     148,000     50,000
     All Other Fees........................       3,000      4,000
                                             ----------   --------
     Total Fees............................  $1,360,000   $998,000
                                             ----------   --------
                                             ----------   --------

        The Committee considers the provision of the services included in 'All Other Fees' to be compatible with maintaining the independence of KPMG LLP as independent auditors of Minerals Technologies Inc.

        The Committee has reviewed and discussed with the management of Minerals Technologies Inc. its December 31, 2002, audited financial statements; has discussed with KPMG LLP, the independent auditors of those financial statements, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards),
    AU 'SS'380; has received from the auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees'; and has discussed with the auditors the matter of their independence.

        Based on the review and discussions referred to in the previous paragraph, the Committee recommended to the Board of Directors that the audited financial statements be included in Minerals Technologies Inc.'s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          Michael F. Pasquale, Chair
                                          Duane R. Dunham
                                          Steven J. Golub
                                          Kristina M. Johnson

The Audit Committee's policies and procedures for engaging the independent accountant to perform services other than audit, review and attestation services call for any such services to be pre-approved by the Committee as a whole or by a designated member of the Committee.

                               PROCEDURAL MATTERS

CASTING AND COUNTING OF VOTES

    Votes cast at the Annual Meeting (whether by proxy or in person) will be counted by an independent inspector of election appointed by Minerals Technologies. If a proxy form is returned properly signed but not marked, it will be voted according to management's recommendations on all proposals.

    The Board knows of no other business that will be presented at the Annual Meeting. The proxy confers discretionary authority with respect to any other matters which come before the Annual Meeting, and the individuals named in the proxy will vote in accordance with their judgment on such matters if they arise.

QUORUM

    The by-laws of Minerals Technologies state that a quorum for all meetings of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. The inspector of election will treat shares of common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining. On the Record Date there were 20,085,424 shares of common stock issued and outstanding.

    The inspector of election will also treat shares represented by 'broker non-votes' as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.

VOTE REQUIRED FOR APPROVAL: ELECTION OF DIRECTORS

    The by-laws state that directors are to be elected by a plurality vote of the shares of stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes as to the election of directors will not affect the outcome of the election of directors.

VOTE REQUIRED FOR APPROVAL: OTHER QUESTIONS

    The by-laws state that except as otherwise provided by law or in the Certificate of Incorporation or the by-laws, all questions other than the election of directors are determined by a majority of the votes cast on the question. All votes cast in favor of a given proposal, and all votes cast against it, are added together for a total sum of votes on that proposal. Abstentions and broker non-votes as to the proposal will not affect the outcome, as they will not be included in calculating the number of votes necessary for approval and will not count as votes cast for or against the question.

COST OF SOLICITING PROXIES

    The cost of this solicitation is being borne by Minerals Technologies. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow & Co., Inc. to assist in this solicitation of proxies, and we have agreed to pay that firm $4,000 for its assistance, plus expenses.

STOCKHOLDER PROPOSALS

    The Compensation and Nominating Committee will consider nominations of candidates for director, and the Board of Directors will consider other items of business, which are proposed by stockholders. The by-laws describe the procedures which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide that nominations for director and items of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of Minerals Technologies at The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting. Therefore, for purposes of the 2004 annual meeting, any nomination or proposal must have been received between February 22 and March 13, 2004. With respect to any other meeting of stockholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting.

    The nomination or item of business must contain:

  The name and address of the stockholder giving notice, as they appear in our books (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);

  The class and number of shares of stock owned of record or beneficially by the stockholder giving notice (and by the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);

  A representation that the stockholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and

  A representation whether the stockholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from stockholders in support of the nomination or proposal.

    Any notice regarding the introduction of an item of business at a meeting of stockholders must also include:

  A brief description of the business desired to be brought before the meeting;

  The reason for conducting the business at the meeting;

  Any material interest in the item of business of the stockholder giving notice (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); and

  If the business includes a proposal to amend the by-laws, the language of the proposed amendment.

    Any nomination of a candidate for director must also include:

  A signed consent of the nominee to serve as a director, if elected;

  The name, age, business address, residence address and principal occupation or employment of the nominee;

  The number of shares of Minerals Technologies common stock beneficially owned by the nominee; and

  Any additional information that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of that nominee as a director.

    Under the rules of the Securities and Exchange Commission, if a stockholder proposal intended to be presented at the 2004 Annual Meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at our principal executive office no later than December 5, 2003.

                                          By order of the Board of Directors,

                                          S. Garrett Gray

                                          S. Garrett Gray
                                          Secretary

                                                                      APPENDIX 1

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                         OF MINERALS TECHNOLOGIES INC.

I. PURPOSE

    The primary purposes of the Audit Committee (the 'Committee') are to:

    1. Assist the Board of Directors (the 'Board') in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company's independent auditor; and (iv) the performance of the Company's internal audit function and independent auditor; and

    2. Prepare the report of the Committee that the rules of the Securities and Exchange Commission (the 'Commission') require be included in the Company's annual proxy statement.

To fulfill these duties, the Audit Committee shall have the powers and responsiblities enumerated in Sections IV and V, below.

II. MEMBERSHIP

    The Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of determining whether or not a director is independent, the Board shall, at a minimum, apply the standards set forth in Section 303A of the Listed Company Manual of the New York Stock Exchange (the 'NYSE Manual'), including the proposed requirement that no Committee member may receive fees from the Company other than director's fees, and Section 301 of the Sarbanes-Oxley Act of 2002 (the 'Act'). All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be financially literate, as such qualification is interpreted by the Board, and at least one member of the Committee shall be an 'audit committee financial expert' as defined by the Commission. Committee members may enhance their familiarity with finance and accounting by participating in educational programs.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee, or at least the Chair, should meet with the independent auditor and management quarterly to review the Company's Form 10-Q, and the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61, prior to their filing or prior to the release of earnings reports.

IV. GENERAL POWERS

    The general powers of the Audit Committee shall be to:

     1. Oversee management's maintenance of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

                                      A1-1

     2. Oversee management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning within the Company; and

     3. Oversee management's establishment and maintenance of processes to assure compliance by the Company with all applicable laws, regulations, and Company policies.

V. SPECIFIC POWERS

    The specific powers of the Audit Committee shall be to:

     1. Hold such regular meetings as may be necessary and such special meetings as may be called by its Chair or at the request of the public accounting firm serving as the Company's independent auditors or of the Company's Controller;

     2.  Create an agenda for the ensuing year;

     3. Review the performance of the Company's independent auditors and retain them, subject to shareholder ratification, if applicable; request from the independent auditor annually, a formal written statement delineating all relationships between the independent auditor and the Company, consistent with the provisions of the Act and the NYSE Manual; discuss with the independent auditors any such disclosed relationships and their impact on the independent auditor's independence; take appropriate action in response to the auditor's report to satisfy itself of the independent auditor's independence; and terminate the independent auditor when and if such action shall, in the opinion of the Committee, be appropriate;

     4. Review and evaluate the lead partners of the independent auditor team and ensure the rotation of audit partners as required by law;

     5. Confer with the independent auditor and the internal auditing department concerning the scope of their examinations of the books and records of the Company and its subsidiaries; review and approve the independent auditor's annual engagement letter; review and approve the Company's internal audit charter, annual audit plans and budgets; direct the attention of the auditor to specific matters or areas deemed by the Committee or the auditor to be of special significance; and authorize the auditor to perform such supplemental reviews or audits as the Committee may deem desirable;

     6. Review with management, the independent auditor, and the internal auditing department, jointly or separately as the Committee deems appropriate, significant risks and exposures, audit activities, and significant audit findings, and regularly review with the independent auditor any audit problems or difficulties and management's response thereto;

     7. Review the range and cost of audit and non-audit services proposed to be performed by the independent auditor and approve in advance any such services. The authority to pre-approve such services may be delegated to one or more Committee members, who shall report any pre-approved decision to the full Committee at its next regularly scheduled meeting;

     8. Report the pre-approval of any permitted non-audit services to management for disclosure in the Company's periodic reports;

     9. Make itself available during the course of the audit or at other times, either as a group or individually, to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company or its subsidiaries;

    10. Review with the independent auditor any comments on accounting procedures and systems of control and all audit findings at all Company locations subsequent to the completion of the audit; and review with the independent auditor any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries;

    11. Review with management and the independent auditor the Company's annual audited financial statements (and the independent auditor's opinion with respect to such financial statements), and its quarterly financial statements, including the nature and extent of any

                                      A1-2
         significant changes in accounting principles or the application thereof and the matters required to be discussed by SAS No. 61;

    12. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal control and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, take such action with respect thereto as it shall deem appropriate;

    13. Review the results of audits conducted by the independent auditor and the internal auditor regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries, ensure that programs are in place to implement all accepted recommendations made by the independent auditor and the internal auditor, and review the correction of any controls deemed to be deficient;

    14. Provide an independent, direct line of communication between the Board, the independent auditor, and the internal auditing department;

    15. Review the adequacy of internal controls and procedures related to executive travel and entertainment;

    16. Review with appropriate Company personnel the actions taken to ensure compliance with the Company's Summary of Policies on Business Conduct and the results of confirmations and violations of those policies;

    17. Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations, including, but not limited to, the Foreign Corrupt Practices Act, and monitor the results of these compliance efforts;

    18. Review the Company's procedures to monitor its compliance with applicable loan and indenture covenants and restrictions;

    19. Report to the entire Board following the Committee's meetings and activities;

    20.  Maintain minutes or other records of its meetings and activities;

    21. Review the powers of the Committee annually and report and make recommendations to the Board on these responsibilities;

    22. Conduct or authorize investigations into any matters within its scope of responsibilities and utilizing the assistance of independent counsel, accountants, or other professionals as it may, in its sole discretion, determine to be advisable;

    23. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as it may, in its sole discretion, determine to be advisable;

    24. Obtain and review, at least annually, a report by the independent auditor describing: (i) the firm's internal quality-control procedures;
         (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor's independence) all relationships between the independent auditor and the Company;

    25. Discuss the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under 'Management Discussion and Analysis of Financial Condition and Results of Operations,' with management and the independent auditor;

    26. Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company's internal controls;

                                      A1-3

    27. Discuss earnings press releases, including use of 'proforma' or 'adjusted' non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

    28. Discuss policies with respect to risk assessment and risk management separately and with management;

    29. Meet separately, periodically, with each of management, the internal auditors, and the independent auditor;

    30. Establish clear hiring policies for employees or former employees of the independent auditor;

    31. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

    32. As appropriate, obtain advice and assistance from outside legal, accounting, or other advisors;

    33. At least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

    34.  Conduct an annual review of the Committee's own performance.

                                      A1-4

                                                                     MLTCM-PS-03

                           MINERALS TECHNOLOGIES INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the internet. If you choose to vote by telephone or via the internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings and Investment Plan, you may direct the Trustee how to vote the shares allocated to your account under the Plan. If you do not direct the Trustee, the Trustee will vote any undirected shares in the same proportion as those for which it has received instructions. As a participant in the Plan, your vote remains confidential.

Your vote must be received prior to the Annual Meeting of Stockholders, May 22, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Minerals Technologies Inc.

                               DETACH HERE                                ZMLTC2

COMMON STOCK                MINERALS TECHNOLOGIES INC.              COMMON STOCK

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints C. Dee, S.G. Gray and J.A. Sorel, or any of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 22, 2003 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares FOR all proposals.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer, who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

----------------------------------------   -------------------------------------

----------------------------------------   -------------------------------------

----------------------------------------   -------------------------------------

MINERALS TECHNOLOGIES INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                              Voter Control Number

                        --------------------------------




                        --------------------------------

                Your vote is important. Please vote immediately.

-----------------------------------------------        -----------------------------------------------
               Vote-by-Internet                                       Vote-by-Telephone

1. Log on to the internet and go to   [GRAPHIC]        1. Call toll-free                   [GRAPHIC]
   http://www.eproxyvote.com/mtx                          1-877-PRX-VOTE (1-877-779-8683)

                                                  OR

2. Enter your Voter Control Number listed above        2. Enter your Voter Control Number listed above
   and follow the easy steps outlined on the              and follow the easy recorded instructions.
   secured website.
-----------------------------------------------        -----------------------------------------------

  If you vote over the internet or by telephone, please do not mail your card.


         DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL         ZMLTC1

[X] Please mark votes as in this example.

                                                         --------------------------------------------------------------------
1. Election of Directors. Nominees:                                             MINERALS TECHNOLOGIES INC.
                                                         --------------------------------------------------------------------
   (01) Kristina M. Johnson, (02) Michael F. Pasquale,
   (03) John T. Reid, (04) Paul R. Saueracker                                         COMMON STOCK

                                                                                                     FOR    AGAINST   ABSTAIN

         FOR    -----      ----- WITHHELD             2. Ratification of appointment of auditors.   -----   -------   -------
         ALL                     FROM ALL
       NOMINEES -----      ----- NOMINEES                                                           -----   -------   -------

-----

-----

      ------------------------------------------
       For all nominees except as noted above

                                                            Mark box at right if an address change or comment has been    -----
                                                            noted on the reverse side of this card.
                                                                                                                          -----

                                                         Please be sure to sign and date this Proxy.

Signature:                              Date:            Signature:                                      Date:
         ------------------------------      -----------           -------------------------------------      -------------